SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the “Trust”), hereby certifies, to the best of his or her knowledge, that the Trust’s Report on Form N-CSR for the period ended April 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated:       July 16, 2015

Name:         /s/ John Pasco, III
                    John Pasco, III
Title:         Chairman and President

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the “Trust”), hereby certifies, to the best of his or her knowledge, that the Trust’s Report on Form N-CSR for the period ended April 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated:       July 16, 2015

Name:         /s/ Karen Shupe
                    Karen Shupe
Title:           Treasurer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.